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                    [SIDLEY AUSTIN BROWN & WOOD LETTERHEAD]

                                  May 22, 2001


                                                                     EXHIBIT 8.1


Corporate Asset Backed Corporation
400 West Main Street, Suite 338
Babylon, New York  11702

Ladies and Gentlemen:

         We have advised Corporate Asset Backed Corporation (the "Registrant") with respect to certain United States federal income tax aspects of the issuance by the Registrant of either its Certificates or its Notes and Certificates (collectively, the "Securities"), issuable in series (each, a "Series"). Such advice conforms to the description of selected United States federal income tax consequences to holders of the Securities that appears under the heading "United States Federal Income Tax Consequences" in each prospectus (together, the "Prospectus") forming a part of the registration statement under the Securities Act of 1933, as amended (the "Act"), as prepared for filing by the Registrant with the Securities and Exchange Commission (the "Commission") under the Act, for registration of the Securities under the Act. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those ramifications of the proposed issuance which are discussed, in our opinion the description is accurate in all material respects.

         This opinion is based on the Internal Revenue Code of 1986, (the
"Code") as amended, as well as Treasury regulations and administrative and judicial rulings and decisions as in effect on the date of this letter (all of which are subject to change, which change may be of retroactive effect), and on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the Code, Treasury regulations or administrative or judicial interpretations thereof subsequent to the date hereof, and we undertake no responsibility to advise the addressee hereof in the event that any such changes occurs. As the
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                                                                     EXHIBIT 8.1


[SIDLEY AUSTIN BROWN & WOOD LETTERHEAD]

May 22, 2001
Page 2


Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                         Very truly yours,

                                         /s/ Sidley Austin Brown & Wood

                                         SIDLEY AUSTIN BROWN & WOOD